FOR RELEASE:        Immediately

CONTACT:            Michael H. Morgan
                    Vice President - Corp. Communications
                    (708) 564-6053 or home (708) 231-6999

                    Howard J. Adamski
                    Director - Financial Relations
                    Media Contact
                    (708) 564-6054 or home (708) 291-1467


     HOUSEHOLD REPORTS QUARTERLY AND FULL YEAR RECORDS:

          FOURTH QUARTER INCOME UP 19%, EPS UP 20%;

               FULL YEAR INCOME AND EPS UP 23%
      -------------------------------------------------

     PROSPECT HEIGHTS, IL. February 7, 1995 -- Household International today reported that net income increased 19 percent to $111 million for the fourth quarter of 1994, compared with $93 million for the fourth quarter of 1993. Fully diluted earnings per share were $1.07, compared with 89 cents a year earlier, an increase of 20 percent. This represented a record level of quarterly income and earnings per share for the company.

     Household said full-year net income and earnings per share also increased to record levels. Full year net income of $367.6 million and earnings per share of $3.50 were both 23 percent higher than 1993.

     Donald C. Clark, chairman of Household, said, "We finished the year with a very strong quarter. The fourth quarter saw improved performance at most of our businesses. The quarter benefited from seasonal factors, including solid growth in interchange income from our credit card business. Domestic managed consumer receivables grew 5 percent in the quarter and 13 percent for all of 1994, due largely to the continuing success of our credit cards and increasing growth of HFC unsecured products in the second half of the year."

     During the fourth quarter, the company sold its Australian subsidiary, which resulted in an after tax loss of $14 million. Household also took several actions during the quarter to improve its efficiency and lower its cost structure. Expenses had risen earlier in the year due to investment spending and the rapid growth of the credit card portfolio. In the quarter, the company discontinued its domestic traditional first mortgage origination business, further integrated its Canadian business into its domestic operations and reduced staff, primarily in its consumer banking and related support operations. These actions reduced its workforce by 12 percent and resulted in $ 14 million, after tax, of nonrecurring charges. Collectively, the sale of Australia and the nonrecurring charges reduced earnings by 29 cents per share in the quarter. Substantially offsetting these events, the company said, were seasonally stronger operating results, lower loss provisions because of improved consumer credit quality and reduced exposure to liquidating commercial assets, and higher securitization income.

     Household said its liquidating commercial assets were reduced significantly during 1994, including a $600 million reduction in the fourth quarter. During the quarter the company sold at book value and without recourse $120 million of real estate owned. The company also entered into an agreement to sell, without recourse, $398 million of performing commercial loans, $193 million of which related to previously discontinued product lines, at book value to a joint venture in which it would retain a 50 percent interest. The joint venture has negotiated commitments for third party nonrecourse financing, and the sale is scheduled to close in the first quarter of 1995.

     Liquidating commercial assets were $699 million at year-end 1994, a decline from $1.3 billion at September 30, 1994, $1.6 billion at year-end 1993 and $2.1 billion when the company announced its decision to discontinue these product lines at year-end 1991. Importantly, problem liquidating commercial assets totaled $205 million at year-end 1994, a sharp decline from $514 million a year earlier. As a result of the reduced size and substantially improved risk profile of these liquidating commercial assets, the company said it would no longer report Liquidating Commercial Lines as a separate line of business.

     William F. Aldinger, Household's president and chief executive officer, said, "In addition to actions already taken, we have reached agreements to sell the Virginia/Maryland and California divisions of our domestic bank branch network. When concluded, these sales will reduce goodwill, positively impact earnings and help us to achieve our goal of improving overall efficiency."

     Mr. Aldinger concluded, "We are quickly becoming more focused on our high return consumer businesses which have excellent potential."

Finance and Banking Segment Results
- -----------------------------------
     Household said income from its Finance and Banking segment, which included results previously reported in the Liquidating Commercial Lines and Corporate segments, was $99.6 million for the fourth quarter, up 20 percent from $82.8 million for the fourth quarter of 1993. The improvement was due to increased profitability in the credit card businesses, domestic HFC operation and the United Kingdom.

     Net interest margin on a managed basis of 6.42 percent declined from 6.63 percent in the previous quarter and 6.93 percent in the year ago quarter. The lower margin was due to narrower spreads on variable rate products, including lags in repricing assets in response to higher interest rates, and higher funding costs.

     At year-end, overall two-months-and-over consumer delinquency was 3.11 percent of managed consumer receivables, improved from 3.24 percent at the previous quarter-end and 3.58 percent a year ago. This level was the lowest level of delinquency since 1988.

     Annualized consumer net chargeoffs as a percent of average consumer receivables managed were 2.65 percent for the fourth quarter, down slightly from the prior quarter, and substantially lower than 2.96 percent for the fourth quarter of 1993. Commercial net chargeoffs for the quarter totaled $21.1 million, down from $32.2 million in the year ago quarter.

     Credit loss reserves for the managed Finance and Banking portfolio at December 31 were $883 million and higher than a year ago by $38 million, or 4 percent. Reserves as a percent of nonperforming consumer and commercial receivables were 104 percent, compared to 85 percent a year earlier.

     Operating expenses for the Finance and Banking segment totaled $431 million in the quarter, compared with $395 million in the year ago quarter. Excluding the nonrecurring charges, operating expenses increased about 4 percent from the prior year quarter.

     The Finance and Banking segment tax rate equaled 22 percent in the quarter, a decline from 30 percent in the third quarter and 34 percent in the fourth quarter of 1993. The lower tax rate resulted from tax benefits related to the sale of the Australian subsidiary.

Individual Life Insurance Segment Results
- -----------------------------------------
     Net income in the Individual Life Insurance segment was $11.4 million, compared with $10.2 million for the fourth quarter of 1993. The improved performance was due to higher premium and contract revenues and reduced policyholder benefits due to lower interest credited to policyholders.

Full Year Results
- -----------------
     For 1994, Household's net income totaled a record $ 367.6 million, an increase of 23 percent over 1993. Fully diluted earnings per share were $3.50 compared with $2.85 in the prior year, an increase of 23 percent, and also a record result. Return on shareholders' equity for the year was 16 percent in 1994, compared with 14 percent in 1993.

     Finance and Banking segment earnings were $316.5 million, 25 percent higher than 1993 earnings of $253.5 million. The higher earnings were due to higher profits from the credit card businesses, domestic HFC and the United Kingdom.

     Income for the Individual Life Insurance segment was $51.1 million, a 13 percent increase over 1993.

     Household International, Inc. is a major provider of consumer finance and banking services and consumer insurance and investment products.


                 (See attached financial tables)

                            #    #    #

HOUSEHOLD INTERNATIONAL, INC.
FOURTH QUARTER FINANCIAL HIGHLIGHTS


Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.

- ---------------------------------------------------------------------------------------------------
                                                                                           Percent
Three months ended December 31                                    1994          1993        Change
- ---------------------------------------------------------------------------------------------------
  Net income                                                 $   111.0     $    93.0          19.4%
===================================================================================================
Earnings per common share:
  Primary                                                    $    1.07     $     .90          18.9%
  Fully diluted                                                   1.07           .89          20.2
Average number of common shares outstanding:
  Primary                                                         97.2          95.1           2.2
  Fully diluted                                                   97.6          96.9           0.7
Return on average common shareholders' equity                     19.2%         16.8%         14.3%
Dividends declared per common share                          $    .315     $     .30           5.0%
- ---------------------------------------------------------------------------------------------------
Segment income:
  Finance and Banking                                        $    99.6     $    82.8          20.3%
  Individual Life Insurance                                       11.4          10.2          11.8
- ---------------------------------------------------------------------------------------------------
Total                                                        $   111.0     $    93.0          19.4%
===================================================================================================
Pro forma segment comparative results, assuming that the reclassification of the Liquidating
Commercial Lines and Corporate segments into the Finance and Banking segment had not been made, are as follows:
- ---------------------------------------------------------------------------------------------------
                                                                                           Percent
Three months ended December 31                                    1994          1993        Change
- ---------------------------------------------------------------------------------------------------
Finance and Banking                                          $    93.1     $    91.0           2.3%
Liquidating Commercial Lines                                       0.0          (2.5)       +100.0
Corporate                                                          6.5          (5.7)       +100.0
- ---------------------------------------------------------------------------------------------------
Subtotal                                                          99.6          82.8          20.3
Individual Life Insurance                                         11.4          10.2          11.8
- ---------------------------------------------------------------------------------------------------
Total*                                                       $   111.0     $    93.0          19.4%
===================================================================================================
*Core earnings, as previously defined, included operating results of the Finance and Banking, Individual
Life Insurance and Corporate segments.  Such earnings were $111.0 million and $95.5 million for the fourth quarters of 1994 and 1993.

                                                              Dec. 31,     Sept. 30,      Dec. 31,
                                                                  1994          1994          1993
- ---------------------------------------------------------------------------------------------------
Assets                                                       $34,338.4     $34,804.5     $32,961.5
Receivables Managed                                           33,050.7      32,750.2      30,358.2
Assets pending sale                                              398.3            --            --
Deposits                                                       8,439.0       7,490.9       7,516.1
Convertible preferred stock                                        2.6           3.7          19.3
Preferred Stock                                                  320.0         320.0         320.0
Common shareholders' equity                                    2,200.4       2,122.1       2,078.3
Book value per common share                                  $   22.78     $   22.05     $   22.01
Total shareholders' equity as a percent of assets**               7.34%         7.03%         7.28%
Number of common shares outstanding:
  Primary                                                         97.4          97.1          95.3
  Fully diluted                                                   97.5          97.1          97.1
- ---------------------------------------------------------------------------------------------------
**Excludes convertible preferred stock.  At December 31, 1994, equity includes a negative adjustment of $103.6 million and at December 31, 1993, a positive adjustment of $40.5 million related to the adoption of FAS 115, which marks certain investment securities to market.  Excluding the impact of the adoption of FAS 115, this ratio equals 7.64% at year-end 1994 and 7.15% at year-end 1993.

HOUSEHOLD INTERNATIONAL, INC.
FULL YEAR FINANCIAL HIGHLIGHTS

Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.

- ---------------------------------------------------------------------------------------------------
                                                                                          Percent
Year ended December 31                                           1994          1993        Change
- ---------------------------------------------------------------------------------------------------
  Net income                                                 $  367.6      $  298.7          23.1%
===================================================================================================
Earnings per common share:
  Primary                                                    $   3.52      $   2.91          21.0%
  Fully diluted                                                  3.50          2.85          22.8
Average number of common shares outstanding:
  Primary                                                        96.3          92.0           4.7
  Fully diluted                                                  97.2          94.8           2.5
Return on average common shareholders' equity                    16.0%         14.2%         12.7%
Dividends declared per common share                          $   1.23      $   1.18           4.2%
===================================================================================================
Segment Income
  Finance and Banking                                        $  316.5      $  253.5          24.9%
  Individual Life Insurance                                      51.1          45.2          13.1
- ---------------------------------------------------------------------------------------------------
Total                                                        $  367.6      $  298.7          23.1%
===================================================================================================
Pro forma segment comparative results, assuming that the reclassification of the Liquidating
Commercial Lines and Corporate segments into the Finance and Banking segment had not been made, are as follows:
- ---------------------------------------------------------------------------------------------------
                                                                                          Percent
Year ended December 31                                           1994          1993        Change
- ---------------------------------------------------------------------------------------------------
Finance and Banking                                          $ 330.3       $  303.2           8.9%
Liquidating Commercial Lines                                    (7.2)         (21.2)         66.0
Corporate                                                       (6.6)         (28.5)         76.8
- ---------------------------------------------------------------------------------------------------
Subtotal                                                       316.5         253.5           24.9
Individual Life Insurance                                       51.1          45.2           13.1
- ---------------------------------------------------------------------------------------------------
Total*                                                       $ 367.6       $ 298.7           23.1%
===================================================================================================
*Core earnings, as previously defined, included operating results of the Finance and Banking,
Individual Life Insurance and Corporate segments.  Such earnings were $374.8 million and $319.9 million in 1994 and 1993, respectively.
/TABLE

QUARTERLY FINANCIAL SUPPLEMENT

December 31, 1994

RECEIVABLES ANALYSIS

=====================================================================================================================
                                                                                                 % Change from Prior:
Managed Portfolio ($ millions)                             12/31/94     9/30/94     12/31/93         Qtr.      Year
- ---------------------------------------------------------------------------------------------------------------------
The combination of receivables owned and receivables which have been sold to public and private investors with limited recourse.
First mortgage                                            $ 3,659.2   $ 3,722.7    $ 3,534.1         (1.7)%     3.5 %
Home equity                                                 7,645.2     7,814.4      7,880.4         (2.2)     (3.0)
Other secured                                                 676.9       863.8        875.4        (21.6)    (22.7)
Bankcard                                                   11,100.2    10,207.5      8,842.6          8.7      25.5
Merchant participation                                      3,433.1     3,218.8      2,949.1          6.7      16.4
Other unsecured                                             5,378.2     5,185.0      4,320.8          3.7      24.5
Equipment financing and other commercial                    1,157.9     1,738.0      1,955.8        (33.4)    (40.8)
- ---------------------------------------------------------------------------------------------------------------------
Managed Portfolio                                         $33,050.7   $32,750.2    $30,358.2          0.9 %     8.9 %
=====================================================================================================================

Receivables (% of Managed Portfolio)
- ---------------------------------------------------------------------------------------------------------------------
First mortgage                                                 11.1%       11.4%        11.6%
Home equity                                                    23.1        23.9         26.0
Other secured                                                   2.0         2.6          2.9
Bankcard                                                       33.6        31.2         29.1
Merchant participation                                         10.4         9.8          9.7
Other unsecured                                                16.3        15.8         14.2
Equipment financing and other commercial                        3.5         5.3          6.5
- ---------------------------------------------------------------------------------------------------------------------

Receivables ($ millions)
- ---------------------------------------------------------------------------------------------------------------------
First mortgage                                            $ 3,490.8   $ 3,572.7    $ 3,534.1         (2.3)%    (1.2)%
Home equity                                                 2,739.0     3,222.0      2,850.9        (15.0)     (3.9)
Other secured                                                 676.9       863.8        875.4        (21.6)    (22.7)
Bankcard                                                    4,788.9     4,379.2      4,356.9          9.4       9.9
Merchant participation                                      2,564.9     3,063.7      2,636.5        (16.3)     (2.7)
Other unsecured                                             5,137.2     5,185.0      4,320.8         (0.9)     18.9
Equipment financing and other commercial                    1,157.9     1,738.0      1,955.8        (33.4)    (40.8)
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned                                    20,555.6    22,024.4     20,530.4         (6.7)      0.1
- ---------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                       343.8       297.9        261.0         15.4      31.7
Credit loss reserve for receivables owned                    (546.0)     (633.6)      (621.9)       (13.8)    (12.2)
Unearned credit insurance premiums and claims reserves       (122.2)     (128.0)      (117.5)        (4.5)      4.0
Amounts due and deferred from consumer receivable sales       883.6       791.0        760.0         11.7      16.3
Reserve for receivables serviced with limited recourse       (336.5)     (241.5)      (222.8)        39.3      51.0
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned, net                               20,778.3    22,110.2     20,589.2         (6.0)      0.9
- ---------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
First mortgage                                                168.4       150.0           --         12.3    +100.0
Home equity                                                 4,906.2     4,592.4      5,029.5          6.8      (2.5)
Bankcard                                                    6,311.3     5,828.3      4,485.7          8.3      40.7
Merchant participation                                        868.2       155.1        312.6       +100.0    +100.0
Other unsecured                                               241.0         ---           --       +100.0    +100.0
- ---------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited recourse           12,495.1    10,725.8      9,827.8         16.5      27.1
- ---------------------------------------------------------------------------------------------------------------------
Receivables serviced with no recourse
First mortgage                                             17,059.7    16,095.0     13,917.5          6.0      22.6
Other unsecured                                               692.5       777.5      1,311.9        (10.9)    (47.2)
- ---------------------------------------------------------------------------------------------------------------------
Total receivables serviced with no recourse                17,752.2    16,872.5     15,229.4          5.2 %    16.6 %
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned or serviced                       $51,025.6   $49,708.5    $45,646.4          2.6 %    11.8 %
=====================================================================================================================
/TABLE

STATEMENTS OF INCOME

                                                                  Three Months Ended:            % Change from Prior:
CONSOLIDATED ($ MILLIONS)                                  12/31/94     9/30/94    12/31/93          Qtr.      Year
- ---------------------------------------------------------------------------------------------------------------------
Finance income                                            $   696.7   $   677.6   $   628.5          2.8 %    10.9 %
Interest income from noninsurance investment securities        41.2        29.8        27.5         38.3      49.8
Interest expense                                              364.1       327.0       271.3         11.3      34.2
- ---------------------------------------------------------------------------------------------------------------------
Net interest margin                                           373.8       380.4       384.7         (1.7)     (2.8)
Provision for credit losses on owned receivables              104.6       173.3       174.7        (39.6)    (40.1)
- ---------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses         269.2       207.1       210.0         30.0      28.2
- ---------------------------------------------------------------------------------------------------------------------
Securitization and servicing fee income                       213.0       183.8       158.7         15.9      34.2
Insurance premiums and contract revenues                       85.9        36.1        72.3       +100.0      18.8
Investment income                                             126.3       128.7       132.3         (1.9)     (4.5)
Fee income                                                     56.6        65.1        72.8        (13.1)    (22.3)
Other income                                                  (19.9)       21.6        50.4      (+100.0)  (+100.0)
- ---------------------------------------------------------------------------------------------------------------------
Total other revenues                                          461.9       435.3       486.5          6.1      (5.1)
- ---------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                  159.6       165.3       164.6         (3.4)     (3.0)
Other operating expenses                                      304.8       254.7       256.4         19.7      18.9
Policyholders' benefits                                       120.5        84.7       133.7         42.3      (9.9)
- ---------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                      584.9       504.7       554.7         15.9       5.4
- ---------------------------------------------------------------------------------------------------------------------
Income before taxes                                           146.2       137.7       141.8          6.2       3.1
Income taxes                                                   35.2        43.2        48.8        (18.5)    (27.9)
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $   111.0   $    94.5   $    93.0         17.5 %    19.4 %
=====================================================================================================================
Efficiency ratio                                               64.9%       57.5%       57.1%
=====================================================================================================================

NET INCOME BY SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Finance and Banking*                                      $    99.6   $    77.1   $    82.8         29.2 %    20.3 %
Individual Life Insurance                                      11.4        17.4        10.2        (34.5)     11.8
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $   111.0    $   94.5    $   93.0         17.5 %    19.4 %
=====================================================================================================================
*Includes operating results of the former Liquidating Commercial Lines ("LCL") and Corporate segments.

FINANCE AND BANKING SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Finance income                                            $   696.7   $   677.6   $   628.5          2.8 %    10.9 %
Interest income from noninsurance investment securities        41.2        29.8        27.5         38.3      49.8
Interest expense                                              361.7       325.9       268.9         11.0      34.5
- ---------------------------------------------------------------------------------------------------------------------
Net interest margin                                           376.2       381.5       387.1         (1.4)     (2.8)
Provision for credit losses on owned receivables              104.6       173.3       174.7        (39.6)    (40.1)
- ---------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses         271.6       208.2       212.4         30.5      27.9
- ---------------------------------------------------------------------------------------------------------------------
Securitization and servicing fee income                       213.0       183.8       158.7         15.9      34.2
Insurance premiums and contract revenues                       51.2        47.5        39.2          7.8      30.6
Investment income                                               4.3         4.2         5.3          2.4     (18.9)
Fee income                                                     56.6        65.1        72.8        (13.1)    (22.3)
Other income                                                  (19.9)       21.6        50.4      (+100.0)  (+100.0)
- ---------------------------------------------------------------------------------------------------------------------
Total other revenues                                          305.2       322.2       326.4         (5.3)     (6.5)
- ---------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                  159.6       165.3       164.6         (3.4)     (3.0)
Other operating expenses                                      271.8       235.4       230.1         15.5      18.1
Policyholders' benefits                                        16.9        19.2        18.1        (12.0)     (6.6)
Income taxes                                                   28.9        33.4        43.2        (13.5)    (33.1)
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    99.6   $    77.1   $    82.8         29.2 %    20.3 %
=====================================================================================================================

Average receivables owned*                                $21,732.0   $21,411.1   $20,391.0          1.5 %     6.6%
Average receivables serviced with limited recourse         11,262.8    10,193.5     9,199.6         10.5      22.4
- ---------------------------------------------------------------------------------------------------------------------
Average receivables managed                                32,994.8    31,604.6    29,590.6          4.4      11.5
Average receivables serviced with no recourse              17,849.3    17,098.2    15,131.0          4.4      18.0
- ---------------------------------------------------------------------------------------------------------------------
Average receivables owned or serviced                     $50,844.1   $48,702.8   $44,721.6          4.4 %    13.7 %
=====================================================================================================================
*Includes receivables of the former LCL segment.

INDIVIDUAL LIFE INSURANCE SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Investment and other income                               $   122.0   $   124.5   $   127.0         (2.0)%    (3.9)%
Contract revenues                                              34.7       (11.4)       33.1       +100.0       4.8
- ---------------------------------------------------------------------------------------------------------------------
Revenues                                                      156.7       113.1       160.1         38.5      (2.1)
- ---------------------------------------------------------------------------------------------------------------------
Policyholders' benefits                                       103.6        65.5       115.6         58.2     (10.4)
Operating expenses                                             35.4        20.4        28.7         73.5      23.3
Income taxes                                                    6.3         9.8         5.6        (35.7)     12.5
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    11.4   $    17.4   $    10.2        (34.5)%    11.8 %
=====================================================================================================================
/TABLE

MANAGED BASIS INCOME STATEMENT - FINANCE AND BANKING SEGMENT

Since 1989, securitizations and sales of consumer receivables have been an important source of liquidity and capital management for the company. The company continues to service the securitized receivables after such receivables are sold, and retains a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the income statement. Net interest margin, non-interest income such as interchange fee income and provision for credit losses related to receivables sold are reported net in securitization and servicing fee income.

To aid in analysis, the following table shows the pro forma impact on income statement classificiations assuming the receivables securitized and sold were instead held in portfolio. This pro forma analysis does not adjust the results to reflect the differences between the company's accounting policies for receivables held in portfolio and receivables sold and serviced with limited recourse. Accordingly, net income on a pro forma managed basis equals net income on a historical owned basis.

FOR THE QUARTER ENDED 12/31/94                        As                             Managed
($ MILLIONS)                                    Reported       Adjustments             Basis
- --------------------------------------------------------------------------------------------
Net interest margin                            $   376.2         $   201.7         $   577.9
Provision for credit losses                        104.6             168.9             273.5
- --------------------------------------------------------------------------------------------
Net interest margin after provision for
  credit losses                                    271.6              32.8             304.4
- --------------------------------------------------------------------------------------------
Securitization and servicing fee income            213.0            (189.6)             23.4
Insurance premiums and contract revenues            51.2               0.0              51.2
Investment income                                    4.3               0.0               4.3
Fee income                                          56.6             156.8             213.4
Other income                                       (19.9)              0.0             (19.9)
- --------------------------------------------------------------------------------------------
Total other revenues                               305.2             (32.8)            272.4
- --------------------------------------------------------------------------------------------
Total costs and expenses                           448.3               0.0             448.3
- --------------------------------------------------------------------------------------------
Income before taxes                                128.5              (0.0)            128.5
Income taxes                                        28.9               0.0              28.9
- --------------------------------------------------------------------------------------------
Net income                                     $    99.6         $    (0.0)        $    99.6
============================================================================================
/TABLE

                                                                 For the quarter
MANAGED BASIS INCOME STATEMENT                                            ended:                   % Change from Prior:
($ MILLIONS)                                    12/31/94     *     9/30/94     *    12/31/93     *      Qtr.      Year
- ------------------------------------------------------------------------------------------------------------------------
Finance income                                 $ 1,068.3  13.0%  $   994.2  12.6%  $   897.8  12.1%      7.5 %    19.0 %
Interest income from noninsurance
  investment securities                             41.2   5.4        29.8   5.4        27.5   4.3      38.3      49.8
Interest expense                                   531.6   6.4       463.8   5.9       368.6   5.0      14.6      44.2
- ------------------------------------------------------------------------------------------------------------------------
Net interest margin                                577.9   6.4%      560.2   6.6%      556.7   6.9%      3.2       3.8
Provision for credit losses                        273.5             233.3             279.5            17.2      (2.1)
- ------------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for
  credit losses                                    304.4             326.9             277.2            (6.9)      9.8
- ------------------------------------------------------------------------------------------------------------------------
Servicing fee income                                23.4              20.5              20.7            14.1      13.0
Insurance premiums and contract revenues            51.2              47.5              39.2             7.8      30.6
Investment income                                    4.3               4.2               5.3             2.4     (18.9)
Fee income                                         213.4             109.7             146.0            94.5      46.2
Other income                                       (19.9)             21.6              50.4         (+100.0)  (+100.0)
- ------------------------------------------------------------------------------------------------------------------------
Total other revenues                               272.4             203.5             261.6            33.9       4.1
- ------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                           448.3             419.9             412.8             6.8       8.6
- ------------------------------------------------------------------------------------------------------------------------
Income before taxes                                128.5             110.5             126.0            16.3       2.0
Income taxes                                        28.9              33.4              43.2           (13.5)    (33.1)
- ------------------------------------------------------------------------------------------------------------------------
Net income                                     $    99.6         $    77.1         $    82.8            29.2 %    20.3 %
========================================================================================================================
Average receivables managed                    $32,994.8         $31,604.6         $29,590.6             4.4 %    11.5 %
Average noninsurance investments                 3,032.7           2,219.7           2,542.1            36.6 %    19.3 %
- ------------------------------------------------------------------------------------------------------------------------
Average interest-earning assets                $36,027.5         $33,824.3         $32,132.7             6.5 %    12.1 %
========================================================================================================================
*% Columns:  comparison to appropriate earning assets, annualized.

       12 CREDIT QUALITY/CREDIT LOSS RESERVES

================================================================================================================
($ millions)                                              12/31/94           9/30/94            12/31/93
- ----------------------------------------------------------------------------------------------------------------
TWO-MONTHS-AND-OVER CONTRACTUAL DELINQUENCY
As a percent of managed consumer receivables, excludes commercial.
- ----------------------------------------------------------------------------------------------------------------
Domestic:
  First mortgage                                              1.93%             1.66%               1.42%
  Home equity                                                 2.64              2.67                3.16
  Other secured                                               1.08              1.71                1.38
  Bankcard                                                    2.30              2.40                2.41
  Merchant participation                                      4.87              5.03                5.01
  Other unsecured                                             5.06              5.43                6.63
- ----------------------------------------------------------------------------------------------------------------
Total domestic                                                2.98              3.07                3.28
- ----------------------------------------------------------------------------------------------------------------
  United Kingdom                                              4.24              4.71                6.74
  Canada                                                      3.95              3.57                4.65
  Australia                                                     --              6.84                8.93
- ----------------------------------------------------------------------------------------------------------------
Total foreign                                                 4.08              4.34                5.82
- ----------------------------------------------------------------------------------------------------------------
Total                                                         3.11%             3.24%               3.58%
================================================================================================================

QUARTER-TO-DATE CHARGEOFFS, NET OF RECOVERIES
As a percent of average managed consumer receivables, annualized, excludes commercial.
- ----------------------------------------------------------------------------------------------------------------
Domestic:
  First mortgage                                              0.13%             0.43%               0.21%
  Home equity                                                 0.92              1.00                1.17
  Other secured                                               0.46              0.99                0.64
  Bankcard                                                    4.03              3.82                3.99
  Merchant participation                                      4.31              3.91                4.26
  Other unsecured                                             3.63              4.36                5.41
- ----------------------------------------------------------------------------------------------------------------
Total domestic                                                2.73              2.76                2.82
- ----------------------------------------------------------------------------------------------------------------
  United Kingdom                                              2.88              2.77                4.07
  Canada                                                      1.63              1.82                3.86
  Australia                                                   1.83              2.24                3.77
- ----------------------------------------------------------------------------------------------------------------
Total foreign                                                 2.14              2.23                3.92
- ----------------------------------------------------------------------------------------------------------------
Total                                                         2.65%             2.69%               2.96%
================================================================================================================

CONSUMER NONPERFORMING ASSETS (managed basis)
- ----------------------------------------------------------------------------------------------------------------
Nonaccrual receivables                                    $  485.6          $  489.1            $  522.2
Accruing receivables 90 or more days delinquent*             228.2             225.3               207.3
- ----------------------------------------------------------------------------------------------------------------
Total nonperforming receivables                              713.8             714.4               729.5
Real estate owned                                            115.2             153.4               168.9
- ----------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                $  829.0          $  867.8            $  898.4
================================================================================================================
*Consists of bankcard and merchant participation receivables.

COMMERCIAL NONPERFORMING ASSETS (managed basis)*
- ----------------------------------------------------------------------------------------------------------------
Real estate nonaccrual loans                              $   36.9           $   48.5           $   54.8
Other nonaccrual loans                                        59.0               74.4              180.4
- ----------------------------------------------------------------------------------------------------------------
Total nonaccrual loans                                        95.9              122.9              235.2
- ----------------------------------------------------------------------------------------------------------------
Renegotiated loans                                            41.8               44.9               28.7
Real estate owned (REO)                                       67.6              241.7              256.6
Other assets acquired through foreclosure                     51.7               58.1               82.9
- ----------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                   257.0              467.6              603.4
================================================================================================================
*Includes continuing commercial and the former LCL segment.

CREDIT LOSS RESERVES
- ----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter    $  633.6           $  613.2           $  625.7
Provision for credit losses-owned                            104.6              173.3              174.7
Owned receivables-chargeoffs, net of recoveries             (153.3)            (153.8)            (184.4)
Credit loss reserves on receivables purchased, net           (30.6)                --                1.1
Other, net                                                    (8.3)               0.9                4.8
- -----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter             546.0              633.6              621.9
- -----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
  with limited recourse at beginning of quarter              241.5              240.4              170.6
Provision for credit losses                                  168.9               60.0              104.8
Chargeoffs, net of recoveries                                (75.6)             (62.3)             (52.3)
Credit loss reserves on receivables purchased, net              --                 --               (2.1)
Other, net                                                     1.7                3.4                1.8
- -----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
  with limited recourse at end of quarter                    336.5              241.5              222.8
- -----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter              $  882.5           $  875.1           $  844.7
=================================================================================================================

Credit loss reserves
  Consumer owned                                          $  402.9   2.08%*  $  433.1   2.13%*  $  407.9   2.20%*
  Serviced with limited recourse                             336.5   2.69       241.5   2.25       222.8   2.27
- -----------------------------------------------------------------------------------------------------------------

  Consumer managed                                           739.4   2.32       674.6   2.18       630.7   2.22
  Commercial**                                               143.1  12.36       175.5  10.10       189.0   9.66
  Unallocated corporate                                         --     --        25.0     --        25.0     --
- -----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                        $  882.5   2.67%   $  875.1   2.67%   $  844.7   2.78%
=================================================================================================================
 *% Columns:  comparisons to appropriate receivables
**Includes continuing commercial and the former LCL segment.